Exhibit 99.2

Timios Holdings Corp.

reviewed Consolidated Interim

Financial Statements

For the Nine Months Ended September 30, 2020

(UNAUDITED)

Timios Holdings Corp. Index For the Nine Months Ended September 30, 2020

Pages

Independent Auditor’s Review Report	1

Consolidated Financial Statements

Consolidated Balance Sheet	2

Consolidated Statement of Income	3

Consolidated Statement of Changes in Stockholders’ Equity	4

Consolidated Statement of Cash Flows	5

Notes to Consolidated Interim Financial Statements	6-17

INDEPENDENT Auditor’s Review Report

To the Board of Directors

Timios Holdings Corp.

We have reviewed the consolidated balance sheet of Timios Holdings Corp. (the “Company”) as of September 30, 2020, and the related consolidated statements of income, stockholders’ equity and cash flows for the nine-month periods then ended, and the related notes (collectively referred to as the “consolidated financial statements”). Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards generally accepted in the United States of America (GAAS), the consolidated balance sheet of the Company as of December 31, 2019, and the related consolidated statements of income, stockholders’ equity and cash flows for the year then ended (not presented herein); and in our report dated March 10, 2021, we expressed an unmodified opinion on those consolidated financial statements.

Basis for Review Results

We conducted our review in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. A review of interim financial information is substantially less in scope than an audit conducted in accordance with GAAS, the objective of which is an expression of an opinion regarding the financial information as a whole, and accordingly, we do not express such an opinion. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our review. We believe that the results of the review procedures provide a reasonable basis for our conclusion.

Responsibility of management for the Interim Financial Information

Management is responsible for the preparation and fair presentation of the consolidated interim financial information in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement whether due to fraud or error.

Melville, New York

March 16, 2021

Consolidated Financial Statements

Timios Holdings Corp.

Consolidated Balance Sheet

September 30, 2020

(Unaudited)

ASSETS
Current Assets
Cash and cash equivalents	$9,780,063
Accounts receivable, trade and non-trade	275,193
Prepaid expenses and other current assets	631,400
Total Current Assets	10,686,656

Noncurrent Assets
Property and equipment, net	193,022
Deposits	106,614
Notes receivable -other	56,288
Intangible assets, net	441,403
Deferred tax asset	360,522
Title plant	127,742
Goodwill	1,839,832
Total assets	$13,812,079

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	2,781,650
Accrued expenses	2,053,300
Income taxes payable	198,725
Total Liabilities	5,033,675

Stockholders' Equity
Preferred stock, $0.00001 par value, 5,000,000 shares authorized, no shares issued	-
Common stock, $0.0000081 par value, 10,000,000 shares authorized, 9,543,157 issued	81
Additional paid-in capital	76,565,337
Accumulated deficit	(67,787,014)
Total Stockholders' Equity	8,778,404
Total Liabilities and Stockholders' Equity	$13,812,079

See notes to consolidated financial statements.

Timios Holdings Corp.

Consolidated Statement of Income

For the Nine Months Ended September 30, 2020

(Unaudited)

Revenues
Title revenue	$27,135,004
Closing revenue	24,175,857
Appraisal revenue	3,137,870
Total revenues	54,448,731

Operating Expenses
Agent expenses	22,519,439
Personnel costs	20,716,714
Other operating expenses	3,395,886
Sales and marketing	541,646
Depreciation and amortization	183,475
Total operating expenses	47,357,160

Operating Income	7,091,571

Other Income (Expense)
Interest income	13,869
Other expense	(16,124)
Total other (expense)	(2,255)

Income before provision for income taxes	7,089,316
Provision for income taxes	1,355,214
Net income	$5,734,102

See notes to consolidated financial statements.

Timios Holdings Corp.

Consolidated Statement of Changes in Stockholders’ Equity

For the Nine Months Ended September 30, 2020

(Unaudited)

	Common Stock		Treasury Stock
	Shares	Value	Shares	Value	Additional Paid-in Capital	Accumulated Deficit	Total
Balance at January 1, 2020	9,568,157	$81	$25,000	$(50,000)	$76,615,337	$(68,749,537)	$7,815,881
Retirement of treasury stock	(25,000)	-	(25,000)	50,000	(50,000)	-	-
Dividends declared and paid	-	-	-	-	-	(4,771,579)	(4,771,579)
Net income	-	-	-	-	-	5,734,102	5,734,102
Balance at September 30, 2020	9,543,157	$81	$-	$-	$76,565,337	$(67,787,014)	$8,778,404

See notes to consolidated financial statements.

Timios Holdings Corp.

Consolidated Statement of Cash Flows

For the Nine Months Ended September 30, 2020

(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$5,734,102
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation	53,800
Amortization	129,675
Deferred taxes	56,949
Changes in assets and liabilities:
Accounts receivable	345,431
Prepaid expenses and other current assets	(49,961)
Accounts payable	1,209,892
Accrued expenses	495,109
Income taxes payable	(574,507)
NET CASH PROVIDED BY OPERATING ACTIVITIES	7,400,490

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(138,197)
Cost of capitalized software	(367,530)
NET CASH USED IN INVESTING ACTIVITIES	(505,727)

CASH FLOWS FROM FINANCING ACTIVITIES:
Receipt of payments from notes receivable - related party	1,110,000
Receipt of payments from notes receivable - other	27,406
Dividends paid	(4,771,579)
NET CASH USED IN FINANCING ACTIVITIES	(3,634,173)

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,260,590

CASH AND CASH EQUIVALENTS, BEGINNING OF THE PERIOD	6,519,473

CASH AND CASH EQUIVALENTS, END OF THE PERIOD	$9,780,063

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for taxes	$1,870,130

NON-CASH INVESTING AND FINANCING ACTIVITIES
Retirement of treasury stock	$50,000

See notes to consolidated financial statements.

Timios Holdings Corp.

Notes to Consolidated Financial Statements

For the Nine Months Ended September 30, 2020

(Unaudited)

NOTE 1 – ORGANIZATION

Timios Holdings Corp. (the “Company”) is a holding company, whose current operating companies provide title, escrow, and appraisal management services. The Company was incorporated in the State of Delaware in October 2015 and is the surviving entity of a merger with Timios National Corporation that was completed in November 2015 pursuant to Section 253 of the General Corporation Law of the State of Delaware. Timios National Corporation was a consolidator of companies that was originally incorporated in the State of Delaware in August 1997.

The Company wholly owns Fiducia Real Estate Solutions, Inc. (“FRES”), also a Delaware corporation. FRES wholly owns two companies: (1) Timios, Inc. (“TIM”), which is engaged in title and escrow services for mortgage origination and refinance, reverse mortgages and deed-in-lieu transactions; and (2) Timios Appraisal Management, Inc. (“TAM”), which is engaged in appraisal management services.

TIM wholly owns four companies: (1) Timios Title, a California Corporation (“TTC”) which is engaged in title and escrow services in all fifty-eight counties in California; (2) Timios Agency of Alabama, Inc. (“TAA”), a domestic Alabama title agency; (3) Timios Agency of Nevada, Inc. (“TAN”), a domestic Nevada title agency; and (4) Timios Agency of Utah, Inc. (“TAU”), a domestic Utah title agency.

On November 11, 2020, Ideanomics, Inc. (“Ideanomics”) entered into a stock purchase agreement (the “Agreement”) with the Company pursuant to which Ideanomics has agreed to acquire 100% of the outstanding capital stock of the Company for approximately $40.0 million (the “Transaction”) subject to customary purchase price adjustments set forth in the Agreement including an agreement that Ideanomics will increase the consideration by the amount of cash the Company leaves in the business which is required to be at least $5.0 million.

On January 8, 2021, Ideanomics closed the Transaction. At Closing, Ideanomics acquired 100% of the outstanding capital stock of the Company for approximately $40.0 million in cash consideration, plus approximately $6.5 million for cash on hand.

Note 2 – Summary of Significant Accounting Policies

Basis of Accounting

The accompanying unaudited consolidated interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. The unaudited interim consolidated financial statements furnished reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These unaudited consolidated interim financial statements should be read along with the Audited Consolidated Financial Statements for the year ended December 31, 2019.

Timios Holdings Corp.

Notes to Consolidated Financial Statements

For the Nine Months Ended September 30, 2020

(Unaudited)

Note 2 – Summary of Significant Accounting Policies (Continued)

Principles of Consolidation

The consolidated financial statements include the accounts of Timios Holdings Corporation and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

Fair Value of Financial Instruments

In accordance with Accounting Standards Codification (“ASC” or the “Codification”) Accounting for Fair Value Measurements and Disclosures, the rules define fair value, establish a framework for measuring fair value under generally accepted accounting principles and enhance disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Valuation techniques used to measure fair value, as required by the Codification, must maximize the use of observable inputs and minimize the use of unobservable inputs.

The Company measures certain financial assets and liabilities at fair value on a recurring basis in the financial statements. The hierarchy ranks the quality and reliability of inputs, or assumptions, used in the determination of fair value and requires financial assets and liabilities carried at fair value to be classified and disclosed in one of the following three categories:

•	Level 1: Unadjusted quoted prices in active markets for identical assets and liabilities;

•	Level 2: Inputs other than Level 1 quoted prices that are directly or indirectly observable. If the asset or liability has a specific (contractual) term, the level 2 input must be observable for substantially the full term of the asset or liability; and

•	Level 3: Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

Timios Holdings Corp.

Notes to Consolidated Financial Statements

For the Nine Months Ended September 30, 2020

(Unaudited)

Note 2 – Summary of Significant Accounting Policies (Continued)

Impact of the COVID-19 Pandemic

In March 2020, a global pandemic escalated relating to a novel strain of coronavirus (“COVID-19”), which resulted in a slowdown in the global economy and a U.S. declaration of a national emergency. In response to the pandemic, health and governmental bodies, including the state of California where the Company is headquartered, issued travel restrictions, quarantine orders, temporary closures of non-essential businesses and other restrictive measures. Currently, various levels of restrictions are still in place across the U.S. to address the spread of COVID-19. Although the title insurance industry has been deemed essential in the U.S., the pandemic and measures to contain it have caused disruptions in the real estate market and in the Company's business operations. To the extent that the COVID-19 pandemic continues or worsens, it could adversely impact the Company's future operational and financial performance, which may result in impairments of its assets. The Company is currently unable to determine the effects the COVID-19 pandemic will have on the Company's future consolidated financial statements or results of operations.

Revenue Recognition

The Company accounts for a contract when it has approval and commitment from both parties, the rights of the parties are identified, payment terms are established, the contract has commercial substance and collectability of consideration is probable. The Company evaluates the following indicators amongst others when determining whether it is acting as a principal in the transaction and recording revenue on a gross basis: (i) the Company is primarily responsible for fulfilling the promise to provide the service, (ii) the Company has discretion in establishing the price for the specified good or service. If the terms of a transaction do not indicate the Company is acting as a principal in the transaction, then the Company is acting as an agent in the transaction and the associated revenues are recognized on a net basis.

Revenue is recognized when, or as, control of a promised product or service transfers to a customer, in an amount that reflects the consideration to which the Company expects to be entitled in exchange for transferring those products or services. Revenue recognition is evaluated through the following five-step process:

1) Identification of the contract with a customer;

2) Identification of the performance obligations in the contract;

3) Determination of the transaction price;

4) Allocation of the transaction price to the performance obligations in the contract; and

5) Recognition of revenue when or as a performance obligation is satisfied.

Title Revenue

Premiums from title insurance policies written by independent agencies are recognized when the policies are reported to the Company and not before the effective date of the policy. Regulation of title insurance rates varies by state. Premiums are charged to customers based on rates predetermined in coordination with each states' respective Department of Insurance.

Timios Holdings Corp.

Notes to Consolidated Financial Statements

For the Nine Months Ended September 30, 2020

(Unaudited)

Note 2 – Summary of Significant Accounting Policies (Continued)

Revenue Recognition (Continued)

Closing Revenue

A closing or escrow is a transaction pursuant to an agreement of a buyer, seller, borrower, or lender wherein an impartial third party, such as the Company, acts in a fiduciary capacity on behalf of the parties in accordance with the terms of such agreement in order to accomplish the directions stated therein. Services provided include, among others, acting as escrow or other fiduciary agent, obtaining releases, and conducting the actual closing or settlement. Closing and escrow fees are recognized upon closing of the escrow, which is generally at the same time of the closing of the related real estate transaction.

Appraisal Revenue

Revenue from appraisal services are primarily related to establishing the ownership, legal status and valuation of the property in a real estate transaction. In these cases, the Company does not issue a title insurance policy or perform duties of an escrow agent. Revenues from these services are recognized upon delivery of the service to the customer.

Remaining Performance Obligations

The Company requests payments for its products and services at the date performance obligations have been satisfied. The Company generally does not enter into any long-term financing arrangements or payment plans with customers or contracts with customers that have non-cash consideration. In addition, the Company applies the optional exemptions allowed under accounting guidance whereby the Company is not required to disclose either the transaction price allocated to performance obligations that are unsatisfied as of the end of the period or an explanation as to when the Company expects to recognize the related revenue.  Such contracts generally include performance obligations that are contingent upon the closing of a real estate transaction or include variable consideration based on order volumes and have remaining contract terms of less than one year.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable Trade and Non-Trade

Accounts receivable are generally due within thirty days and are recorded net of an allowance for credit losses.  The Company considers accounts outstanding longer than the contractual payment terms as past due.  The Company determines the allowance by considering a number of factors, including the length of time trade accounts receivable are past due, previous loss history, a specific customer’s ability to pay its obligations to the Company and the current condition, and future expectations, of the general economy and industry as a whole.  Amounts are written off in the period in which they are deemed to be uncollectible. The Company did not have an allowance for doubtful accounts at September 30, 2020.

Timios Holdings Corp.

Notes to Consolidated Financial Statements

For the Nine Months Ended September 30, 2020

(Unaudited)

Note 2 – Summary of Significant Accounting Policies (Continued)

Accounts Receivable Trade and Non-Trade (Continued)

Accounts receivable, non-trade consists of recoverable losses.

Notes Receivable

Notes receivable are long term financing arrangements with borrowers and include an interest rate of 2.50% due quarterly. Notes receivable are recorded at their estimated realizable values. Management does not believe that there is a credit risk associated with these notes at September 30, 2020; therefore, an allowance has not been recorded.

Property and Equipment

Furniture, equipment and software are recorded at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of three to seven years. Leasehold improvements are depreciated on a straight-line basis over the lesser of the term of the applicable lease or the estimated useful lives of such assets. Expenditures for maintenance, repairs and minor renewals are charged to expense as incurred.

Title Plant

Title plant owned by TTC consists of costs incurred to construct the title plant and to obtain, organize and summarize historical information for Glenn County title searches. These costs were capitalized until such time as the plant was deemed operational to conduct title searches and issue title insurance policies. Management has determined that the title plant has been properly maintained, has an indeterminable life, and in accordance with ASC 950-30 has not been amortized. The costs to maintain the current status of the title plant are recorded as a current period expense.

Impairment of Long-Lived Assets

The Company reviews the carrying values of title plants and other long-lived assets if certain events occur that may indicate impairment. An impairment of these long-lived assets is indicated when projected undiscounted cash flows over the estimated lives of the assets are less than carrying values. If impairment is indicated, the recorded amounts are written down to fair values. No impairment has been recognized during the first nine months of 2020.

Intangible Assets

Intangible assets consist of intellectual property and amounts attributed to software development. When events or changes in circumstances would indicate that it is more-likely-than-not that carrying value may exceed fair value, the Company will review the recoverability of its intangible assets by comparing the unamortized carrying value of such assets to the related undiscounted cash flows of the asset. Any impairment related to intangible assets is measured against the asset’s fair value. Impairments would be charged to expense when such determination is made. No impairment has been recognized during the first nine months of 2020.

Timios Holdings Corp.

Notes to Consolidated Financial Statements

For the Nine Months Ended September 30, 2020

(Unaudited)

Note 2 – Summary of Significant Accounting Policies (Continued)

Software Development Costs

Software developed or obtained for internal use in accordance with ASC 350-40, Internal-Use Software (ASC 350-40), is capitalized during the application development stage. In accordance with authoritative guidance, the Company begins to capitalize costs to develop software when preliminary development efforts are successfully completed, management has authorized and committed project funding, and it is probable that the project will be completed, and the software will be used as intended. Once the project has been completed, these costs are amortized to expense on a straight-line basis over the estimated useful life of the related asset, generally estimated to be three years. Costs incurred prior to meeting these criteria together with costs incurred for training and maintenance are expensed as incurred. The Company classifies software development costs associated with the development of the Company's products and services as intangible assets. For the nine months ended September 30, 2020 the Company capitalized $367,530 of software development costs.

Goodwill

The cost in excess of fair value of identifiable net assets of businesses acquired is recorded as goodwill. The Company evaluates the carrying value of goodwill at least annually, based on qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that goodwill is impaired. If, after assessing the totality of events and circumstances, the Company concludes that it is more likely than not that goodwill is impaired, the Company will compare the fair value of the operating business to the carrying value, including goodwill. If the carrying amounts of the operating businesses’ goodwill exceeds their implied fair value, an impairment charge is recognized in an amount equal to the difference between the carrying amount of the goodwill, and their implied fair value. Any impairment charge is recognized immediately in the statement of operations and is not subsequently reversed. For the purpose of impairment testing, goodwill is evaluated at the lowest level within the Company at which goodwill is monitored for internal management purposes. As of September 30, 2020, management determined that there was no impairment to goodwill.

Escrow and Trust Deposits

In providing escrow services, TIM and TTC hold funds for others in a fiduciary capacity, pending completion of real estate transactions. A separate, self-balancing set of accounting records is maintained by the Company to record escrow transactions. Escrow trust funds held for others are not considered assets of the Company and, therefore, are excluded from the accompanying consolidated balance sheet, however, the Company remains contingently liable for the disposition of these deposits.

Escrow trust balances at September 30, 2020 were $46,709,911.

It is a common industry practice for financial institutions where escrow funds are deposited to either reimburse or to directly provide for certain costs related to the delivery of escrow services. The Company follows the practice of non-recognition of costs borne by the financial institution where escrow funds are deposited.

Timios Holdings Corp.

Notes to Consolidated Financial Statements

For the Nine Months Ended September 30, 2020

(Unaudited)

Note 2 – Summary of Significant Accounting Policies (Continued)

Advertising Costs

Advertising costs are expensed as incurred and totaled $21,047 for the nine months ended September 30, 2020.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

US GAAP requires management to evaluate tax positions taken by the Company and recognize a tax liability (or asset) if an uncertain position has been taken that more likely than not would not be sustained upon examination. Management has analyzed the tax positions taken by the Company, and has concluded that as of September 30, 2020, there are no uncertain positions taken or expected to be taken that would require recognition of a liability (or an asset) or disclosure in the financial statements.

The Company files income tax returns in the U.S. federal jurisdiction and various states as a member of a consolidated group and records its share of the consolidated federal tax liability on a separate return basis. The Company is subject to routine audits by taxing jurisdictions; however, there is currently no audit for any tax periods in progress. The statute of limitations for federal and state purposes is generally three and four years, respectively.

Underwriting Agreements and Title Losses

TTC and TIM issue title insurance policies which are underwritten by First American Title Insurance Company, Westcor Land Title Insurance, and Fidelity National Title Insurance Company. In addition, the Company issued title insurance policies which were underwritten by North American Title Insurance Company during 2016 and Stewart Title Company during 2013.The underwriting agreements provide that the Company is liable for the first $5,000 of any loss, provided that the Company has performed the underwriting process in accordance with the respective agreements. For cancelled agreements, payments are still made on outstanding policies. The agreements were amended to include all counties.

Timios Holdings Corp.

Notes to Consolidated Financial Statements

For the Nine Months Ended September 30, 2020

(Unaudited)

Note 2 – Summary of Significant Accounting Policies (Continued)

Underwriting Agreements and Title Losses (Continued)

In the course of conducting its business, the Company is occasionally named as defendant in claims concerning alleged errors or omissions pertaining to the issuance of title policies. Provision for such expected title losses is made on the basis of reported claims. The provision is management’s estimate of expected losses. While it is at least reasonably possible that the estimate will change materially in the near term, no estimate can be made of the range of additional loss that is at least reasonably possible.

Management has elected not to reserve for title and escrow losses at September 30, 2020 as management has not historically incurred and does not expect to incur any significant claim losses relating to escrow and title files.

Title Search

TIM and TTC have entered into month-to-month agreements for title plant services with various vendors. Total title plant services under these agreements was approximately $1,388,000 for the nine months ended September 30, 2020. Title searches conducted in Glenn County, California utilize TTC’s title plant.

Note 3 – concentration of credit risk

Funds deposited with a financial institution (depository) that exceed $250,000 at any time represent a concentration of risk, since the FDIC’s maximum insurance limit is equal to this amount. The potential loss exposure at September 30, 2020 for the Company’s operating accounts was $7,925,811.

For the nine months ended September 30, 2020 one customer comprised 16% of the Company’s consolidated revenues. At September 30, 2020 one customer made up approximately 48% of accounts receivable.

Note 4 – Property and equipment

Property and equipment consists of the following at September 30, 2020:

Furniture and fixtures	$336,586
Office equipment	966,070
Leasehold Improvements	335,600
Software	290,130
1,928,386
Less: accumulated depreciation	1,735,364
$193,022

For the nine months ended September 30, 2020, depreciation expense related to property, plant and equipment was $53,800.

Timios Holdings Corp.

Notes to Consolidated Financial Statements

For the Nine Months Ended September 30, 2020

(Unaudited)

Note 5 – NOTES RECEIVABLE

Related Parties

On April 1, 2016, the Company issued nine secured promissory notes to certain directors, executive officers and stockholders. The unpaid principal amount of each note plus any unpaid interest accrued was originally due and payable on April 1, 2020, four years from the date of the note. In April 2020, the board approved an extension of the due date of the notes to June 1, 2020. Interest is due and payable at 2.5% per annum, paid in arrears on the last day of each quarter beginning on June 30, 2016. As of June 4, 2020, all notes have been repaid in full.

Other

During 2018, TIM entered into a promissory note receivable with a borrower in the amount of $32,360. The principal balance and interest earned of 1.0% per annum is due May 16, 2033. The note is secured against real property.

In October 2019, the Company entered into a promissory note receivable with a borrower in the amount of $15,359. The principal balance is due October 4, 2024. The note is secured against real property.

Note 6 – intangible assets

The components of intangible assets consist of the following at September 30, 2020:

Amortizable intangible assets:	Useful Life	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Intellectual property	3	$1,446,076	$1,004,673	$441,403

Intellectual property includes development of the Good Faith Estimate (“GFE”) calculator and smart phone application software and is amortized over a three-year period. For the nine months ended September 30, 2020 amortization expense related to these intangible assets was $129,675.

Note 7 – Line of credit

On December 20, 2018, the Company entered into a line of credit agreement with a bank for $1,000,000. There were no borrowings against the line at September 30, 2020. The line bears interest at the LIBOR daily floating rate plus 2.7 percentage points. The line is reviewed annually and is due on demand. Under terms of the line of credit, the Company is subject to covenants limiting other debts and liens entered into by the Company and the guarantors, which include all subsidiaries of the Company. The line is secured against the assets of the Company and all guarantors. Effective as of December 31, 2019, the availability period of the credit facility was extended to December 31, 2020.

Timios Holdings Corp.

Notes to Consolidated Financial Statements

For the Nine Months Ended September 30, 2020

(Unaudited)

Note 8 – STOCKHOLDERS’ EQUITY

Dividends

On January 13, 2020 the board of directors of the Company declared a dividend of $.10 per share for total dividends paid of $954,316, which was paid on January 16, 2020.

On April 15, 2020 the board of directors of the Company declared a dividend of $.15 per share for total dividends paid of $1,431,474, which was paid on April 24, 2020.

On July 9, 2020 the board of directors of the Company declared a dividend of $.25 per share for total dividends paid of $2,385,789, which was paid on July 21, 2020.

In May 2020, the Company retired 25,000 shares of treasury stock at $2 per share for a total of $50,000.

Note 9 – RELATED PARTY TRANSACTIONS

TTC leases office space in Willows and Orland, California owned by the President of TTC (Note 12). Rent paid to the President for the nine months ended September 30, 2020 totaled $47,700. Rent expense for all leased office facilities during the nine months ended September 30, 2020 was approximately $710,000.

Included in accounts payable of the Company is approximately $336,000 of expense reimbursements or notary service costs due to employees. These amounts are noninterest bearing and will be paid within one year of the balance sheet date.

Note 10 – income taxes

The Company’s provision for income taxes for the nine months ended September 30, 2020 is based on the estimated annual effective tax rate, plus discrete items. The following table presents the provision for income taxes and effective tax rates for the nine months ended September 30, 2020:

Income before income tax provision	$7,089,316
Income tax provision	$1,355,214
Effective tax rate	19.12%

The differences between the Company’s effective tax rate for the nine months ended September 30, 2020 and the US statutory rate of 21% primarily relates to nondeductible expenses, state income taxes (net of federal benefit) and certain discrete items.

Note 11 – EMPLOYEE BENEFIT PLANS

The Company, including all subsidiaries, participates under a 401(k) plan sponsored by THC. THC matches at THC’s discretion employees’ contributions based on a percentage of salary contributed by participants. For the nine months ended September 30, 2020, the Company paid no contributions to the plan.

Timios Holdings Corp.

Notes to Consolidated Financial Statements

For the Nine Months Ended September 30, 2020

(Unaudited)

Note 12 – Commitments and Contingencies

Contingencies

In the normal course of business, the Company is subject to proceedings, lawsuits and other claims under laws and governmental regulations. TIM and TTC are occasionally named as a defendant in claims concerning alleged errors or omissions pertaining to escrow and title services. Such matters are subject to uncertainties and outcomes are not predictable. While such matters could affect the operating results for future periods, and while there can be no assurance with respect thereto, management believes that the impact of any such matters would not be material to the Company’s consolidated financial statements at September 30, 2020.

Compensated Absences

Employees of the Company are entitled to paid vacation, paid sick days, and personal days off, depending on job classification, length of service, and other factors. Accrued compensated absences totaled $420,182 and is included in accrued expenses on the accompanying consolidated balance sheet.

Operating Leases and Related Party Leases

The Company leases its office facilities under leasing agreements that expire at dates through 2024. Future minimum lease payments under operating leases are as follows:

Three months ended December 31, 2020	$169,416
Fiscal year 2021	415,551
Fiscal year 2022	238,831
Fiscal year 2023	186,120
Fiscal year 2024	25,770
$1,035,688

Litigation

The Company is involved in routine litigation that arises in the ordinary course of the business. While the Company does not believe that any of these items would have a material impact on the financial position or its results of operations, the Company is unable to predict the ultimate outcome at this time.

Note 13 – working capital and dividend restrictions

The Company’s primary assets are the securities of its operating subsidiaries. The Company’s ability to pay outstanding debts and other obligations is dependent on the ability of the subsidiaries to pay dividends or make other distributions or payments.

In addition, TTC, must comply with California state laws which require it to maintain a minimum working capital balance of $10,000, which places further restrictions on the amount of dividends that TTC can distribute to the Company. As of September 30, 2020, TTC was in compliance with the working capital minimum requirement set by the state of California with approximately $2,169,000 of working capital.

Timios Holdings Corp.

Notes to Consolidated Financial Statements

For the Nine Months Ended September 30, 2020

(Unaudited)

Note 14 – Subsequent events

All events subsequent to the balance sheet date of September 30, 2020 through March 15, 2021, which is the date these consolidated financial statements were available to be issued, have been evaluated by management. The following subsequent events were identified for disclosure:

Dividends Declared

In October 2020, the Board of Directors declared a dividend of $0.25 per share totaling $2,385,789. The dividend was paid by October 23, 2020.

In December 2020, the Board of Directors declared a dividend of $0.40 per share totaling $3,817,263. The dividend was paid by December 24, 2020.

Stock Purchase Agreement

As noted in Note 1, on November 11, 2020, Ideanomics, Inc. (“Ideanomics”) entered into a stock purchase agreement (the “Agreement”) with the Company pursuant to which Ideanomics has agreed to acquire 100% of the outstanding capital stock of the Company for approximately $40.0 million (the “Transaction”) subject to customary purchase price adjustments set forth in the Agreement including an agreement that Ideanomics will increase the consideration by the amount of cash the Company leaves in the business which is required to be at least $5.0 million.

On January 8, 2021, Ideanomics closed the Transaction. At Closing, Ideanomics acquired 100% of the outstanding capital stock of the Company for approximately $40.0 million in cash consideration, plus approximately $6.5 million for cash on hand.

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